UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 1, 2014, Spirit AeroSystems, Inc. (“Spirit”), a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc., notified The Bank of New York Mellon Trust Company, N.A., the trustee (the “Trustee”) for Spirit’s 7 ½% Senior Notes due 2017 (the “Notes”), of its election to call for redemption on May 1, 2014 (the “Redemption Date”) all of the remaining outstanding Notes, and instructed the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes.  The Notes will be redeemed at a redemption price equal to 103.750% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date.  Following the redemption, none of the Notes will remain outstanding.  This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

Spirit had previously conducted a cash tender offer and solicitation of consents from the holders of the Notes, which commenced on March 4, 2014 and for which Spirit received the requisite consents from the holders of the Notes on March 17, 2014.  Following the completion of the tender offer on March 31, 2014, the remaining principal amount outstanding of the Notes that have been called for redemption is $72,835,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: April 7, 2014	/s/ Sanjay Kapoor
Sanjay Kapoor
Senior Vice President and Chief Financial Officer